Exhibit 10.11
MAXIMUM PRINCIPAL INDEBTEDNESS FOR
TENNESSEE RECORDING TAX PURPOSES IS
[___]

THIS INSTRUMENT SECURES OBLIGATORY FUTURE
ADVANCES FOR COMMERCIAL PURPOSES

This Deed of Trust was prepared by, and when recorded should be returned to:	This document is intended to be recorded in [___] County, TENNESSEE
Leila Rachlin, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
(212) 819-8720
1107993-0127
DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND
PROFITS, FINANCING STATEMENT AND FIXTURE FILING
made by
CONWOOD COMPANY, L.P., as the Trustor, to
Richard F. Warren, Jr., as Trustee, a resident of Davidson County, Tennessee
JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent for the Secured
Creditors, as the Beneficiary

COLLATERAL IS OR INCLUDES FIXTURES. THIS DEED OF TRUST SHALL BE EFFECTIVE AND SHALL CONSTITUTE A UCC FINANCING STATEMENT, FILED AS A FIXTURE FILING IN ACCORDANCE WITH T.C.A. SECTION 28-2-111. TRUSTOR IS THE RECORD OWNER OF THE REAL PROPERTY DESCRIBED ON EXHIBIT A.

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES, RENTS AND PROFITS,
FINANCING STATEMENT AND FIXTURE FILING
          THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS, FINANCING STATEMENT AND FIXTURE FILING, dated as of October ___, 2006 (as the same may be amended, restated, supplemented and/or otherwise modified from time to time, this “Deed of Trust”) made by Conwood Company, L.P., a Delaware limited partnership (the “Trustor”), having an address at 401 North Main Street, Winston-Salem, North Carolina 27102 as the Trustor, to Richard F. Warren, Jr. (“Trustee”), a resident of Nashville, Davidson County, Tennessee, having an address at 1600 Division Street, Suite 700, Nashville, Tennessee 37203, for the benefit of JPMorgan Chase Bank, N.A. (together with any successor beneficiary, the “Beneficiary”), having an address at 270 Park Avenue, New York, NY 10017, as Administrative Agent and Collateral Agent, as the Beneficiary for the benefit of the Secured Creditors (as defined below).
          All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement described below.
W I T N E S S E T H :
          WHEREAS, Reynolds American Inc. (the “Borrower”), the various lending institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), Lehman Brothers Commercial Paper, Inc. and Citicorp. USA, Inc. as Syndication Agents (the “Syndication Agents”), General Electric Capital Corporation and Mizuho Corporate Bank, Ltd. as Documentation Agents (the “Documentation Agents”), Lehman Brothers Inc., J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and General Electric Capital Corporation, as Joint Lead Arrangers and Joint Bookrunners and Lehman Brothers Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners (the “Joint Bookrunners”) have entered into a Credit Agreement, dated as of May 7, 1999, as amended and restated as of November 17, 2000, as further amended and restated as of May 10, 2002, as further amended and restated as of July 30, 2004 and as further amended and restated as of May 31, 2006, providing for a credit facility of up to $2,350,000,000 for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (with (i) the Lenders, the Swingline Lender, each Letter of Credit Issuer, the Administrative Agent, the Syndication Agents, the Documentation Agents, the other Agents and the Collateral Agent being herein collectively called the “Lender Creditors” and (ii) the term “Credit Agreement” as used herein to mean the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented and/or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (x) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (y) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Collateral Agent);
          WHEREAS, the Borrower and/or one or more of its Subsidiaries has from time to time entered into, and/or may in the future from time to time enter into, one or more agreements or arrangements with JPMCB or any of its affiliates (even if JPMCB ceases to be a Lender under the Credit Agreement for any reason (JPMCB and any such affiliate and their respective successors and assigns, each, a “Credit Card Issuer”)) providing for credit card loans to be made available to certain employees of the Borrower and/or one or more of its Subsidiaries (each such agreement or arrangement with a Credit Card Issuer, a “Secured Credit Card Agreement”);
          WHEREAS, the Borrower and/or one or more of its Subsidiaries has from time to time entered into, and or may in the future from time to time enter into or guarantee one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), and/or (ii) foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values (each such agreement or arrangement with a Hedging Creditor (as hereinafter defined), together with the Existing Interest Rate Swap Agreement, a “Secured Hedging Agreement”), with any Lender, any affiliate thereof or a syndicate of financial institutions organized by a Lender or an affiliate of a Lender (even if any such Lender ceases to be a Lender under the Credit Agreement for any reason) (any such Lender, affiliate or other such financial institution that participates therein, together with Calyon (as counterparty to the Existing Interest Rate Swap Agreement), and in each case their subsequent successors and assigns, collectively, the “Hedging Creditors”, and together with the Lender Creditors and each Credit Card Issuer, the “Lender Secured Creditors”);
          WHEREAS, R. J. Reynolds Tobacco Holdings, Inc., a Wholly-Owned Subsidiary of the Borrower (“RJRTH”) and the Existing Senior Notes Trustee, on behalf of the holders of the Existing Senior Notes, have entered into the Existing Senior Notes Indenture, providing for the issuance of Existing Senior Notes by RJRTH;
          WHEREAS, the Borrower and the New Senior Notes Trustee, on behalf of the holders of the New Senior Notes, have entered into the New Senior Notes Indenture, providing for the issuance of New Senior Notes by the Borrower;
          WHEREAS, the Borrower and the Refinancing Senior Notes Trustee, on behalf of the holders of the Refinancing Senior Notes, may from time to time enter into the Refinancing Senior Notes Indenture, providing for the issuance of Refinancing Senior Notes by the Borrower, providing for the issuance from time to time of Refinancing Senior Notes by the Borrower;

          WHEREAS, the Trustor is the owner of fee simple title to the Trust Property (as hereinafter defined), subject to Permitted Liens;
          WHEREAS, pursuant to the Subsidiary Guaranty, the Trustor has (together with the other Subsidiaries of the Borrower party thereto) jointly and severally guaranteed to the Lender Secured Creditors the payment when due of the Guaranteed Obligations (as and to the extent defined in the Subsidiary Guaranty);
          WHEREAS, the Trustor has guaranteed to the Existing Senior Notes Creditors the payment when due of principal, premium (if any) and interest on the Existing Senior Notes;
          WHEREAS, the Trustor has guaranteed to the New Senior Notes Creditors the payment when due of principal, premium (if any) and interest on the New Senior Notes;
          WHEREAS, the Trustor may from time to time guarantee to the Refinancing Senior Notes Creditors the payment when due of principal, premium (if any) and interest on the Refinancing Senior Notes;
          WHEREAS, the Credit Agreement requires this Deed of Trust be executed and delivered to the Beneficiary by the Trustor and the Secured Hedging Agreements, the Secured Credit Card Agreements, the Existing Senior Notes Indenture and the New Senior Notes Indenture, require that this Deed of Trust secure the respective Obligations as provided herein; and
          WHEREAS, the Trustor desires to execute and deliver this Deed of Trust in order to satisfy the condition in the preceding paragraph and to secure (and this Deed of Trust shall secure) the following:
     (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Trustor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which the Trustor is a party (including, without limitation, indemnities, fees and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) and the due performance of and compliance by the Trustor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or liabilities with respect to Secured Hedging Agreements, being herein collectively called the “Credit Document Obligations”);
     (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Trustor, now existing or hereafter incurred under, arising out of or in connection with each Secured Credit Card Agreement (including, all obligations, if any, of the Trustor under the Subsidiary Guaranty in respect of any Secured Credit Card Agreement), and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding (all such obligations and liabilities under this clause (ii) being herein collectively called the “Credit Card Obligations”);
     (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Trustor, now existing or hereafter incurred under, arising out of or in connection with each Secured Hedging Agreement (including, all obligations, if any, of the Trustor under the Subsidiary Guaranty in respect of any Secured Hedging Agreement), and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding (all such obligations and liabilities under this clause (iii) being herein collectively called the “Hedging Obligations”);
     (iv) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Trustor, now existing or hereinafter incurred under, arising out of or in connection with each Existing Senior Notes Document to which it is a party (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) and the due performance and compliance by the Trustor with the terms of each such Existing Senior Notes Document (all such obligations and liabilities under this clause (iv) being herein collectively called the “Existing Senior Notes Obligations”);
     (v) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Trustor, now existing or hereinafter incurred under, arising out of or in connection with each New Senior Notes Document to which it is a party (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) and the due performance and compliance by the Trustor with the terms of each such New Senior Notes Document (all such obligations and liabilities under this clause (v) being herein collectively called the “New Senior Notes Obligations”);

     (vi) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Trustor now existing or hereinafter incurred under, arising out of or in connection with each Refinancing Senior Notes Document to which it is a party (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) and the due performance and compliance by the Trustor with the terms of each such Refinancing Senior Notes Document (all such obligations and liabilities under this clause (vi) being herein collectively called the “Refinancing Senior Notes Obligations” and together with the New Senior Notes Obligations, the “RAI Senior Notes Obligations”);
     (vii) any and all sums advanced by the Beneficiary in order to preserve the Trust Property or preserve its lien and security interest in the Trust Property;
     (viii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Trustor and/or the Borrower referred to above after an Event of Default (as hereinafter defined) shall have occurred and be continuing, all expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Trust Property, or of any exercise by the Beneficiary of its rights hereunder, together with reasonable attorneys’ fees and disbursements (as set forth in Section 4.09 hereof) and court costs;
     (ix) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 4.10 hereof;
     (x) any and all other indebtedness now owing or which may hereafter be owing by the Trustor to the Beneficiary, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due; and
     (xi) any and all renewals, extensions and modifications of any of the obligations and liabilities referred to in clauses (i) through (ix) above;
all such obligations, liabilities, sums and expenses set forth in clauses (i) through (xi) above being herein collectively called the “Obligations”, provided that notwithstanding the foregoing, (i) the Existing Senior Notes Obligations shall be excluded from the Obligations, to the extent the Existing Senior Notes Documents do not require the Existing Senior Notes Obligations to be secured pursuant to this Deed of Trust, (ii) the New Senior Notes Obligations shall be excluded from the Obligations, to the extent the New Senior Notes Documents do not require the New Senior Notes Obligations to be secured pursuant to this Deed of Trust and (iii) the Refinancing Senior Notes Obligations shall be excluded from the Obligations, to the extent the Refinancing Senior Notes Documents do not require the Refinancing Senior Notes Obligations to be secured pursuant to this Deed of Trust. Interest accrues on certain of the Obligations at a variable rate.

          NOW, THEREFORE, as security for its Applicable Obligations (as defined below) and in consideration of the sum of ten dollars ($10.00) and the other benefits accruing to the Trustor, the receipt and sufficiency of which are hereby acknowledged, THE TRUSTOR HEREBY MORTGAGES, GIVES, GRANTS, BARGAINS, SELLS, CONVEYS AND CONFIRMS TO THE TRUSTEE FOR THE BENEFIT OF THE BENEFICIARY AND (WITH RESPECT TO THE PERSONAL PROPERTY) TO THE BENEFICIARY AND THEIR SUCCESSORS AND ASSIGNS FOREVER, TOGETHER WITH POWER OF SALE (subject to applicable law) all of the Trustor’s estate, right, title and interest, whether now owned or hereafter acquired, whether as lessor or lessee and whether vested or contingent, in and to all of the following:
          A. The land described in Exhibit A hereto, together with all rights, privileges, franchises and powers related thereto which are appurtenant to said land or its ownership, including all minerals, oil and gas and other hydrocarbon substances thereon or therein; waters, water courses, water stock, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), sewer rights, shrubs, crops, trees, timber and other emblements now or hereafter on, under or above the same or any part or parcel thereof (the “Land”);
          B. All buildings, structures, tenant improvements and other improvements of every kind and description now or hereafter located in or on the Land, including, but not limited to all machine shops, structures, improvements, rail spurs, dams, reservoirs, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements of every kind and description now or hereafter erected or placed on the Land; and all additions and betterments thereto and all renewals, alterations, substitutions and replacements thereof (collectively, the “Improvements”);
          C. All fixtures, attachments, appliances, equipment, machinery, building materials and supplies, and other tangible personal property, now or hereafter attached to said Improvements or now or at any time hereafter located on the Land and/or Improvements including, but not limited to, artwork, decorations, draperies, furnaces, boilers, oil burners, piping, plumbing, refrigeration, air conditioning, lighting, ventilation, disposal and sprinkler systems, elevators, motors, dynamos and all other equipment and machinery, appliances, fittings and fixtures of every kind located in or used in the operation of the Improvements, together with any and all replacements or substitutions thereof and additions thereto, including the proceeds of any sale or transfer of the foregoing (hereinafter sometimes collectively referred to as the “Equipment”);
          D. All surface rights, appurtenant rights and easements, rights of way, and other rights appurtenant to the use and enjoyment of or used in connection with the Land and/or the Improvements;
          E. All streets, roads and public places (whether open or proposed) now or hereafter adjoining or otherwise providing access to the Land, the land lying in the bed of such streets, roads and public places, and all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of land now or hereafter adjoining or used or intended to be used in connection with all or any part of the Land and/or the Improvements;

          F. Any leases, lease guaranties and any other agreements, relating to the use and occupancy of the Land and/or the Improvements or any portion thereof, including but not limited to any use or occupancy arrangements created pursuant to Section 365(h) of he Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Land and/or the Improvements (collectively, “Leases”);
          G. All revenues, rents, receipts, income, accounts receivable, issues and profits of the Trust Property (collectively, “Rents”);
          H. To the extent assignable, all permits, licenses and rights relating to the use, occupation and operation of the Land and the Improvements, any business conducted thereon or therein and any part thereof;
          I. All real estate tax refunds payable to the Trustor with respect to the Land and/or the Improvements, and refunds, credits or reimbursements payable with respect to bonds, escrow accounts or other sums payable in connection with the use, development, or ownership of the Land or Improvements;
          J. Any claims or demands with respect to any proceeds of insurance in effect with respect to the Land and/or the Improvements, including interest thereon, which the Trustor now has or may hereafter acquire and any and all awards made for the taking by eminent domain, condemnation or by any proceedings, transfer or purchase in lieu or in anticipation of the exercise of said rights, or for a change of grade, or for any other injury to or decrease in the value of the whole or any part of the Trust Property;
          K. Any zoning lot agreements and air rights and development rights which may be vested in the Trustor together with any additional air rights or development rights which have been or may hereafter be conveyed to or become vested in the Trustor; and
          L. All proceeds and products of the conversion, voluntary or involuntary, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing; whether into cash, liquidated claims or otherwise.
All of the foregoing estates, right, properties and interests hereby conveyed to the Beneficiary may be referred to herein as the “Trust Property”. Notwithstanding the foregoing, (x) the Trust Property that secures the Existing Senior Notes Obligations shall be limited to Trust Property consisting of any Principal Property (as defined in the Existing Senior Notes Indenture (in each case as in effect on the date hereof)) of the Trustor (the “Designated Existing Senior Notes Trust Property”), all of which Trust Property shall also ratably secure all other Applicable Obligations of the Trustor, and the Trust Property Proceeds (as defined in Section 4.04(a)) that are to be applied to the Existing Senior Notes Obligations shall be limited to Trust Property Proceeds resulting from the sale of, and Rents and other amounts generated by the holding, leasing, management, operation or other use pursuant to this Deed of Trust of, the Designated Existing Senior Notes Trust Property, with such Trust Property Proceeds to also be applied ratably to all other Applicable Obligations of the Trustor and (y) the Trust Property that secures the RAI Senior Notes Obligations shall be limited to Trust Property consisting of any Principal Property (as defined in the New Senior Notes Indenture (as in effect on the date hereof) or the Refinancing Senior Notes Indenture) of the Trustor (the “Designated RAI Senior Notes Trust Property”, and together with the Designated Existing Senior Notes Trust Property, the “Limited Trust Property”), all of which Trust Property shall also ratably secure all other Applicable Obligations of the Trustor, and the Trust Property Proceeds (as defined in Section 4.04(a)) that are to be applied to the RAI Senior Notes Obligations shall be limited to Trust Property Proceeds resulting from the sale of, and Rents and other amounts generated by the holding, leasing, management, operation or other use pursuant to this Deed of Trust of, the Designated RAI Senior Notes Trust Property, with such Trust Property Proceeds to also be applied ratably to all other Applicable Obligations of the Trustor.
“Applicable Obligations” shall mean all of the Obligations; provided that (x) the Existing Senior Notes Obligations shall be excluded from the Applicable Obligations of the Trustor to the extent the Existing Senior Notes Documents do not require the Existing Senior Notes Obligations to be secured pursuant to this Deed of Trust, (y) the New Senior Notes Obligations shall be excluded from the Applicable Obligations of the Trustor to the extent the New Senior Notes Documents do not require the New Senior Notes Obligations to be secured pursuant to this Deed of Trust, and (z) the Refinancing Senior Notes Obligations shall be excluded from the Applicable Obligations of the Trustor to the extent the Refinancing Senior Notes Documents do not require the Refinancing Senior Notes Obligations to be secured pursuant to this Agreement.
          TO HAVE AND TO HOLD the above granted and described Trust Property unto the Trustee for the benefit of the Beneficiary and to their successors and assigns forever, and the Trustor hereby covenants and agrees on behalf of itself and its successors and assigns to warrant and defend the Trust Property unto the Trustee for the benefit of the Beneficiary, their successors and assigns forever against the claim or claims of all persons and parties whatsoever.
          PROVIDED, HOWEVER, that if Obligations shall have been paid in cash at the time and in the manner stipulated in the Secured Debt Agreements and all other sums payable hereunder and all other indebtedness secured hereby shall have been paid and all other covenants contained in the Secured Debt Agreements (as defined below) shall have been performed, then, in such case the Beneficiary shall, subject to the provisions of Section 6.19 of this Deed of Trust, at the request and expense of the Trustor, satisfy this Deed of Trust (without recourse and without any representation or warranty) and the estate, right, title and interest of the Trustee and the Beneficiary in the Trust Property shall cease, and the Beneficiary shall release this Deed of Trust and the lien hereof by proper instrument.
ARTICLE I
REPRESENTATIONS, WARRANTIES, COVENANTS
          1.01 Title to this Property. The Trustor represents and warrants: (a) it has good and marketable fee title to the Trust Property, free and clear of any liens and encumbrances, other than Liens permitted under Section 8.03 of the Credit Agreement (or, after the CA

Termination Date (as defined below), the Credit Agreement as in effect immediately prior to the occurrence of the CA Termination Date) and any other easements, rights and claims of record (collectively “Permitted Liens”), and is lawfully seized and possessed of the Trust Property; (b) this Deed of Trust is a valid first priority lien upon the Trust Property subject to the Permitted Liens; (c) it has full power and authority to encumber the Trust Property in the manner set forth herein; and (d) there are no defenses or offsets to this Deed of Trust or to the Obligations which it secures. The Trustor shall preserve such title and the validity and priority of this Deed of Trust and shall forever warrant and defend the same to the Beneficiary and the Beneficiary’s successors and assigns against the claims of all persons and parties whatsoever. The Trustor shall take no action nor shall it fail to take any action which could result in an impairment of the lien of this Deed of Trust or which could form the basis for any Person(s) to claim an interest in the Trust Property (including, without limitation, any claim for adverse use or possession or any implied dedication or easement by prescription other than leases permitted under the Credit Agreement). If any Lien (other than Permitted Liens) is asserted against the Trust Property, the Trustor shall promptly, at its expense: (a) provide the Beneficiary with written notice of such Lien, including information relating to the amount of the Lien asserted; and (b) pay the Lien in full or take such other action to cause the Lien to be released, or, so long as the Lien of this Deed of Trust is not compromised, contest the same pursuant to the provisions of the Credit Agreement. From and after the occurrence of an Event of Default, the Beneficiary may, but shall not be obligated, to pay any such asserted Lien if not timely paid by the Trustor.
          1.02 Compliance with Law. The Trustor represents and warrants that it possesses all material certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the ownership, operation, leasing and management of the Trust Property, including, without limitation, all material environmental permits, all of which are in full force and effect and not the subject of any revocation proceeding, undisclosed amendment, release, suspension, forfeiture or the like. The present and contemplated use and occupancy of the Trust Property does not conflict with or violate any such certificate, license, authorization, registration, permit or approval, including, without limitation, any certificate of occupancy which may have been issued for the Trust Property. The Trustor will not take any action, or fail to take any required action, so as to compromise or adversely affect the zoning classification of the Trust Property.
          1.03 Payment and Performance of Obligations. Subject to the terms of the Secured Debt Agreements, the Trustor shall pay all of the Obligations when due and payable without offset or counterclaim, and shall observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements to be observed and performed by it under this Deed of Trust, the other Credit Documents to which it is a party, the Secured Credit Card Agreements, the Secured Hedging Agreements, the Existing Senior Notes Documents, the New Senior Notes Documents and the Refinancing Senior Notes Documents (collectively, the “Secured Debt Agreements”).
          1.04 Maintenance, Repair, Alterations, Etc. The Trustor will: (i) keep and maintain the Trust Property, to the extent used in Trustor’s day to day business, in good condition and repair (normal wear and tear excepted); (ii) make or cause to be made, as and when necessary, all material repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen which are necessary to so maintain the Trust Property in Trustor’s reasonable business judgment; (iii) restore any Improvement, to the extent used in Trustor’s day to day business, which may be damaged or destroyed so that the same shall be at least substantially equal to its value, condition and character immediately prior to the damage or destruction; (iv) not commit or permit any waste or deterioration (normal wear and tear excepted) of the Trust Property, to the extent used in Trustor’s day to day business; (v) not permit any material Improvements, to the extent used in Trustor’s day to day business, to be demolished or substantially altered in any manner that substantially decreases the value thereof; (vi) promptly pay when due all claims for labor performed and materials furnished therefor or contest such claim and; (vii) comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities having jurisdiction over the Trust Property, as well as comply with the provisions of any lease, easement or other agreement affecting all or any part of the Trust Property.
          1.05 Required Insurance; Use of Proceeds. The Trustor will, at its expense, at all times provide, maintain and keep in force policies of property, hazard and liability insurance in accordance with Section 7.03 of the Credit Agreement with respect to the Trust Property, together with statutory workers’ compensation insurance with respect to any work to be performed on or about the Trust Property. To the extent required under the Credit Agreement, the Trustor shall give prompt written notice to the Beneficiary of the occurrence of any material damage to or material destruction of the Improvements or the Equipment. In the event of any damage to or destruction of the Trust Property or any part thereof, so long as a Noticed Event of Default (as defined in Section 3.03(a) hereof) has not occurred and is not continuing the Trustee and Beneficiary will release any interest they have in the proceeds of any insurance to the Trustor on account of such damage or destruction and Trustor may use such proceeds for repair restoration replacement or other business purposes as Trustor may reasonably determine. In the event of foreclosure of the Lien of this Deed of Trust or other transfer of title or assignment of the Trust Property in extinguishment, in whole or in part, of the Obligations, all right, title and interest of the Trustor in and to all proceeds then payable under any policy of insurance required by this Deed of Trust shall inure to the benefit of and pass to the successor in interest of the Trustor, or the purchaser or mortgagor of the Trust Property. After the occurrence of an Event of Default, the Beneficiary shall be afforded the right to participate in and approve the settlement of any claim made by the Trustor against the insurance company.
          1.06 Preservation of Property. The Trustor agrees to pay for any and all reasonable and actual fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Beneficiary’s liens on, and security interest in, the Trust Property, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices (including stamp and mortgage recording taxes or other taxes imposed on the Beneficiary by virtue of its ownership of this Deed of Trust), which are imposed upon the recording of this Deed of Trust or thereafter, all reasonable attorneys’ fees, payment or discharge of any taxes or Liens upon or in respect of the Trust Property, premiums for insurance with respect to the Trust Property and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Trust Property and the Trustee’s and the Beneficiary’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Trust Property.

          1.07 Condemnation. Should the Trustor receive any notice that a material portion of the Trust Property or interest therein may be taken or damaged by reason of any public improvements or condemnation proceeding or in any other similar manner (a “Condemnation”), the Trustor, to the extent required under the Credit Agreement, shall give prompt written notice thereof to the Beneficiary. In the event of any Condemnation, after the occurrence and during the continuation of any Event of Default, the Beneficiary shall have the right to participate in any negotiations or litigation and shall have the right to approve any settlement. So long as no Noticed Event of Default has occurred and is continuing, the Trustee and Beneficiary will release any interest they have in any and all compensation, awards, damages and proceeds paid to the Trustor or the Borrower on account of such Condemnation and Trustor may use such compensation awards, damages and proceeds for repair, restoration, replacement or other business purposes as Trustor may reasonably determine.
          1.08 Inspections. The Trustor hereby authorizes the Beneficiary, its agents, employees and representatives, upon reasonable prior written notice to the Trustor (except in an emergency or following the occurrence and during the continuance of any Event of Default, in which case notice shall not be required) to visit and inspect the Trust Property or any portion(s) thereof, all at such reasonable times and as often as the Beneficiary may reasonably request.
          1.09 Transfers. Except as otherwise permitted in accordance with the terms of the Credit Agreement, no part of the Trust Property or of any legal or beneficial interest in the Trust Property shall be sold, assigned, conveyed, transferred or otherwise disposed of (whether voluntarily or involuntarily, directly or indirectly, by sale of stock or any interest in the Trustor, or by operation of law or otherwise).
          1.10 After Acquired Property Interests. Subject to applicable law, all right, title and interest of the Trustor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Trust Property, hereafter acquired by, or released to, the Trustor or constructed, assembled or placed by the Trustor on the Land, and all conversions of the security constituted thereby (collectively, “After Acquired Property Interests”), immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by the Trustor, shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by the Trustor and specifically described in the granting clauses hereof. The Trustor shall execute and deliver to the Beneficiary all such other assurances, mortgages, conveyances or assignments thereof as the Beneficiary may reasonably require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the lien of this Deed of Trust. The Trustor hereby irrevocably authorizes and appoints the Beneficiary as the agent and attorney-in-fact of the Trustor to execute all such documents and instruments on behalf of the Trustor, which appointment shall be irrevocable and coupled with an interest, if the Trustor fails or refuses to do so within ten (10) days after a request therefor by the Beneficiary.
ARTICLE II
SECURITY AGREEMENT

          2.01 Grant of Security; Incorporation by Reference. This Deed of Trust shall, in addition to constituting a mortgage lien on those portions of the Trust Property classified as real property (including fixtures to the extent they are real property), constitute a security agreement within the meaning of the Uniform Commercial Code or within the meaning of the common law with respect to those parts of the Trust Property classified as personal property (including fixtures to the extent they are personal property) to the extent a security interest therein can be created by this Deed of Trust. The Trustor hereby grants to the Beneficiary a security interest in and to the following property whether now owned or hereafter acquired (collectively, the “Secured Property”) for the benefit of the Beneficiary to further secure the payment and performance of its Applicable Obligations:
     (a) Those parts of the Trust Property classified as personal property (including (i) fixtures to the extent they are personal property and (ii) personal property and fixtures that are leased, but only to the extent the Trustor can grant to the Beneficiary a security interest therein without breaching the terms of such lease);
     (b) All general intangibles, contract rights, accounts and proceeds arising from all insurance policies required to be maintained by the Trustor and related to the Trust Property hereunder;
     (c) All proceeds of any judgment, award or settlement in any condemnation or eminent domain proceeding in connection with the Trust Property, together with all general intangibles, contract rights and accounts arising therefrom;
     (d) All permits, consents and other governmental approvals in connection with the construction of the Improvements or the operation of the Trust Property, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest;
     (e) All plans and specifications, studies, tests or design materials relating to the design, construction, repair, alteration or leasing of the Trust Property, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest; and
     (f) All cash and non-cash proceeds of the above-mentioned items.
; provided that notwithstanding the foregoing, Secured Property securing Existing Senior Notes Obligations and RAI Senior Notes Obligations shall be limited to Limited Trust Property, as the case may be.
          The provisions contained in the Security Agreement are hereby incorporated by reference into this Deed of Trust with the same effect as if set forth in full herein. In the event of a conflict between the provisions of this Article II and the Security Agreement, the Security Agreement shall control and govern and the Trustor shall comply therewith.
          2.02 Fixture Filing and Financing Statements. This Deed of Trust constitutes a security agreement, fixture filing and financing statement as those terms are used in the Uniform Commercial Code. For purposes of this Section, this Deed of Trust is to be filed and recorded in, among other places, the real estate records of the County in which the Trust Property is located and the following information is included: (1) the Trustor shall be deemed the “Debtor” with the address set forth for the Trustor on the first page of this Deed of Trust which the Trustor certifies is accurate; (2) the Beneficiary shall be deemed to be the “Secured Party” with the address set forth for the Beneficiary on the first page of this Deed of Trust and shall have all of the rights of a secured party under the Uniform Commercial Code; (3) this Deed of Trust covers goods which are or are to become fixtures on the real property described in Exhibit A attached hereto; (4) the name of the record owner of the land is the Trustor; (5) the organizational identification number of Conwood Company L.P. is DE2678324; (6) Conwood Company L.P. is a limited partnership, organized under the laws of the State of Delaware; and (7) the legal name of the Debtor is Conwood Company, L.P. The Debtor hereby authorizes the Beneficiary to file any financing statements and terminations thereof or amendments or modifications thereto without the signature of the Debtor where permitted by law.
ARTICLE III
ASSIGNMENT OF LEASES, RENTS AND PROFITS
          3.01 Assignment. The Trustor hereby absolutely, irrevocably and unconditionally sells, assigns, transfers and conveys to the Beneficiary all of the Trustor’s right, title and interest in and to all current and future Leases and Rents, including those now due, past due, or to become due by virtue of any Lease or other agreement for the occupancy or use of all or any part of the Trust Property regardless of to whom the Rents are payable. The Trustor intends that this assignment of Leases and Rents constitutes a present and absolute assignment and not an assignment for additional security only. Such assignment to the Beneficiary shall not be construed to bind the Beneficiary to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon the Beneficiary. The Trustor covenants that the Trustor will not hereafter collect or accept payment of any Rents more than one month prior to the due dates of such Rents, and that no payment of any of the Rents to accrue for any portion of the Trust Property (other than a de minimis amount) will be waived, released, reduced, discounted or otherwise discharged or compromised by the Trustor, except as may be approved in writing by the Beneficiary. The Trustor agrees that it will not assign any of the Leases or Rents to any other Person. The Beneficiary shall have no liability for any loss which may arise from a failure or inability to collect Rents, proceeds or other payments. The Trustor shall maintain all security deposits in accordance with applicable law.
          3.02 Revocable License; Agent. Notwithstanding the foregoing, subject to the terms of this Article III, the Beneficiary grants to the Trustor a revocable license to operate and manage the Trust Property and to collect the Rents and hereby directs each tenant under a Lease to pay such Rents to, or at the direction of, the Trustor, until such time as the Beneficiary provides notice to the contrary to such tenants. The Trustor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due in respect of the Obligations, in trust for the benefit of the Beneficiary for use in the payment of such sums.
          3.03 Rents. (a) Upon the occurrence and during the continuance of a Noticed Event of Default, without the need for notice or demand, the license granted pursuant to this

Article III shall immediately and automatically be revoked and the Beneficiary shall immediately be entitled to possession of all Rents, whether or not the Beneficiary enters upon or takes control of the Trust Property. Upon the revocation of such license, the Trustor grants to the Beneficiary the right, at its option, to exercise all the rights granted in Section 4.02(a). Nothing herein contained shall be construed as constituting the Beneficiary a trustee in possession in the absence of the taking of actual possession of the Trust Property by the Beneficiary pursuant to Section 4.02(a). As used herein, a “Noticed Event of Default” shall mean (i) an Event of Default with respect to the Borrower under Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Beneficiary has given the Borrower notice that such Event of Default constitutes a “Noticed Event of Default”.
          (b) From and after the termination of such license, the Trustor may, at the Beneficiary’s direction, be the agent for the Beneficiary in collection of the Rents and all of the Rents so collected by the Trustor shall be held in trust by the Trustor for the sole and exclusive benefit of the Beneficiary and the Trustor shall, within one (1) business day after receipt of any Rents, pay the same to the Beneficiary to be applied by the Beneficiary as provided for herein. All Rents collected shall be applied against all expenses of collection, including, without limitation, attorneys’ fees, against costs of operation and management of the Trust Property and against the Obligations, in whatever order or priority as to any of the items so mentioned as the Beneficiary directs in its sole and absolute discretion and without regard to the adequacy of its security. Neither the demand for or collection of Rents by the Beneficiary shall constitute any assumption by the Beneficiary of any obligations under any Lease or agreement relating thereto.
          (c) Any reasonable funds expended by the Beneficiary to take control of and manage the Trust Property and collect the Rents shall become part of the Obligations secured hereby. Such amounts shall be payable from the Trustor to the Beneficiary upon the Beneficiary’s demand therefor and shall bear interest from the date of disbursement at the interest rate set forth in Section 1.08(c) of the Credit Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Trustor under applicable law.
          3.04 Sale of Trust Property. (a) Upon any sale of any portion of the Trust Property by or for the benefit of the Beneficiary pursuant to this Deed of Trust, the Rents attributable to the part of the Trust Property so sold shall be included in such sale and shall pass to the purchaser free and clear of any rights granted herein to the Trustor.
          (b) The Trustor acknowledges and agrees that, upon recordation of this Deed of Trust, the Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforceable against the Trustor and all third parties, including, without limitation, any debtor in possession or trustee in any case under title 11 of the United States Code, without the necessity of (i) commencing a foreclosure action with respect to this Deed of Trust, (ii) furnishing notice to the Trustor or tenants under the Leases, (iii) making formal demand for the Rents, (iv) taking possession of the Trust Property as a lender-in-possession, (v) obtaining the appointment of a receiver of the Rents, (vi) sequestering or impounding the Rents or (vii) taking any other affirmative action.

          3.05 Bankruptcy Provisions. Without limiting the provisions of Article III hereof or the absolute nature of the assignment of the Rents hereunder, the Trustor and the Beneficiary agree that, to the extent that the assignment of the Rents hereunder is deemed to be other than an absolute assignment, (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of the Trustor acquired before the commencement of a bankruptcy case and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any bankruptcy case. Without limitation of the absolute nature of the assignment of the Rents hereunder, to the extent the Trustor (or the Trustor’s bankruptcy estate) shall be deemed to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, the Trustor hereby acknowledges and agrees that such Rents are and shall be deemed to be “cash collateral” under Section 363 of the Bankruptcy Code.
ARTICLE IV
EVENTS OF DEFAULT AND REMEDIES
          4.01 Events of Default. The occurrence of (i) an “Event of Default” under and as defined in the Credit Agreement, (ii) any “event of default” under the Existing Senior Notes Documents, the New Senior Notes Documents or the Refinancing Senior Notes Documents and (iii) any payment default, after any applicable grace period, under any Secured Credit Card Agreement or any Secured Hedging Agreement shall constitute an Event of Default (each, an “Event of Default”) hereunder.
          4.02 Remedies Upon Default. Upon the occurrence of a Noticed Event of Default, the Beneficiary may, in the Beneficiary’s sole discretion, either itself or by or through the Trustee, a nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights and remedies individually, collectively or cumulatively:
     (a) either in person or by its agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, (i) enter upon and take possession of the Trust Property or any part thereof and of all books, records and accounts relating thereto or located thereon, in its own name or in the name of the Trustor, and do or cause to be done any acts which it deems necessary or desirable to preserve the value of the Trust Property or any part thereof or interest therein, collect the income therefrom or protect the security hereof; (ii) with or without taking possession of the Trust Property make such repairs, alterations, additions and improvements as the Beneficiary deems necessary or desirable and do any and all acts and perform any and all work which the Beneficiary deems necessary or desirable to complete any unfinished construction on the Trust Property; (iii) make, cancel or modify Leases and sue for or otherwise collect the Rents thereof, including those past due and unpaid; (iv) make any payment or perform any act which the Trustor has failed to make or perform hereunder; (v) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or the Trustee; (vi) pay, purchase, contest or compromise any encumbrance, charge or Lien on the Trust

Property; and (vii) take such other actions as the Beneficiary deems necessary or desirable;
     (b) commence and maintain one or more actions at law or in equity or by any other appropriate remedy (i) to protect and enforce the rights of the Beneficiary or the Trustee hereunder, including for the specific performance of any covenant or agreement herein contained (which covenants and agreements the Trustor agrees shall be specifically enforceable by injunctive or other appropriate equitable remedy), (ii) to collect any sum then due hereunder, (iii) to aid in the execution of any power herein granted, or (iv) to foreclose this Deed of Trust in accordance with Section 4.03 hereof;
     (c) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code;
     (d) by notice to the Trustor (to the extent such notice is required to be given under the Credit Documents), but without formal demand, presentment, notice of intention to accelerate or of acceleration, protest or notice of protest, all of which are hereby waived by the Trustor, declare all of the Obligations (except for the Existing Senior Notes Obligations and the RAI Senior Notes Obligations) secured hereby to be immediately due and payable, and upon such declaration all of such indebtedness shall become and be immediately due and payable, anything in this Deed of Trust or any other Credit Documents to the contrary notwithstanding; and
     (e) exercise any other right or remedy available to the Beneficiary under the Secured Debt Agreements.
          4.03 Right of Foreclosure. (a) Upon the occurrence of a Noticed Event of Default, the Beneficiary shall have the right, in its sole discretion, to declare all sums secured hereby immediately due and payable as provided in the Credit Agreement and to instruct the Trustee to foreclose this Deed of Trust with respect to all or any portion of the Trust Property by poser of sale upon such notice and according to such procedures as may be required by law. If the Trust Property consists of several lots, parcels or items of Trust Property, the Beneficiary may, in its sole discretion, to the extent permitted by law, instruct the Trustee to: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner the Beneficiary deems in its best interest. Should the Beneficiary desire that more than one sale or other disposition of the Trust Property be conducted, the Beneficiary may to the extent permitted by law, at its option, instruct the Trustee to cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as the Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Trust Property not sold until all Obligations have been fully paid and performed. The Beneficiary may elect to sell the Trust Property for cash or credit. The Beneficiary may, to the extent permitted by law, instruct the Trustee to adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by an applicable provision of law, the Beneficiary may make such sale at the time and place to which the same shall be so adjourned. With respect to all components of the Trust Property, the Beneficiary is hereby irrevocably appointed the true and lawful attorney-in-fact of the Trustor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property in connection with any foreclosure of this Deed of Trust, and for that purpose the Beneficiary may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with such power, the Trustor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Notwithstanding the foregoing, the Trustor, if so requested by the Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to the Beneficiary or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Beneficiary, for such purpose, and as may be designated in such request. To the extent permitted by law, any such sale or sales made under or by virtue of this Article IV shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Trustor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under the Trustor. Upon any sale made under or by virtue of this Article IV, the Beneficiary may, to the extent permitted by law, bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sales price after deducting therefrom the expenses of the sale and the cost of the action and any other sums which the Beneficiary is authorized to deduct by law or under this Deed of Trust. Trustor expressly waives the statutory right of redemption under TCA Section 66-8-101. Any sale shall be held at any such location in the county in which the Trust Property is located as the foreclosure notice may specify. The Trustee may retain a professional auctioneer to preside over the bidding and the customary charge for the auctioneer’s services shall be paid from sale proceeds as an expense of sale.
          (b) Any foreclosure of this Deed of Trust and any other transfer of all or any part of the Trust Property in extinguishment of all or any part of the Obligations may, to the extent permitted by law, at the Beneficiary’s option, be subject to any or all Leases of all or any part of the Trust Property and the rights of tenants under such Leases. No failure to make any such tenant a defendant in any foreclosure proceedings or to foreclose or otherwise terminate any such Lease and the rights of any such tenant in connection with any such foreclosure or transfer shall be, or be asserted to be, a defense or hindrance to any such foreclosure or transfer or to any proceedings seeking collection of all or any part of the Obligations (including, without limitation, any deficiency remaining unpaid after completion of any such foreclosure or transfer).
          (c) If the Trustor retains possession of the Trust Property or any part thereof subsequent to a sale, the Trustor will be considered a tenant at sufferance of the purchaser, and will, if the Trustor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to the Trustor by reason thereof are hereby expressly waived by the Trustor.
          (d) It is agreed and understood that (x) this Deed of Trust may be enforced only by the action of the Beneficiary acting upon the instructions of the Required Lenders or, if the CA Termination Date has occurred, the holders of a majority of the outstanding principal amount of all remaining Obligations, provided that if prior to the CA Termination Date a payment default with respect to at least $300,000,000 principal amount in the aggregate of Existing Senior Notes, New Senior Notes and/or Refinancing Senior Notes has continued for at least 180 days (and such defaulted payment has not been received pursuant to a drawing under any letter of credit), the holders of a majority of the outstanding principal amount of the Indebtedness subject to such payment default or defaults can direct the Beneficiary to commence and continue enforcement of the Liens created hereunder, which the Beneficiary shall comply with subject to receiving any indemnity which it reasonably requests, provided further, that the Beneficiary shall thereafter comply only with the directions of the Required Lenders as to carrying out such enforcement so long as such directions are not adverse to the aforesaid directions of the holders of Indebtedness subject to such payment default or defaults, and (y) no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Deed of Trust or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Beneficiary for the benefit of the Secured Creditors as their interest may appear upon the terms of this Deed of Trust and the other Secured Debt Agreements.
          4.04 Application of Proceeds. (a) To the fullest extent permitted by law, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of, each item of the Trust Property pursuant to this Deed of Trust (the “Trust Property Proceeds”) shall be applied by the Beneficiary (or the receiver, if one is appointed) as follows:
          (i) first, to the payment of all Obligations owing to the Beneficiary of the type described in clauses (vii), (viii), (ix), (x) and (xi) of the definition of Obligations herein;
          (ii) second, to the extent Trust Property Proceeds of Trust Property remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Applicable Obligations secured by such item of Trust Property shall be paid to the Secured Creditors as their interests may appear, with (x) each Secured Creditor receiving an amount equal to its outstanding Applicable Obligations secured by such item of Trust Property or, if the proceeds are insufficient to pay in full all such Applicable Obligations, its Pro Rata Share of the amount so remaining to be distributed and (y) in the case of the Credit Document Obligations, the Existing Senior Notes Obligations, the New Senior Notes Obligations and the Refinancing Senior Notes Obligations included in such Applicable Obligations, any such amount to be applied (1) first to the payment of interest in respect of the unpaid principal amount of Loans, Existing Senior Notes, New Senior Notes or Refinancing Senior Notes, as the case may be, (2) second to the payment of principal of Loans, Existing Senior Notes, New Senior Notes or Refinancing Senior Notes, as the case may be, and (3) third to the other Credit Document Obligations, Existing Senior Notes Obligations, New Senior Notes Obligations or Refinancing Senior Notes Obligations, as the case may be; and
          (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) to the Trustor or, to the extent directed by the Trustor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.
          (b) For purposes of this Agreement, “Pro Rata Share” shall mean when calculating a Secured Creditor’s portion of any distribution or amount pursuant to clause (a) above, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Applicable Obligations secured by the relevant item of Trust Property owed such Secured Creditor and the denominator of which is the then outstanding amount of all relevant Applicable Obligations secured by the relevant item of Trust Property.
          (c) All payments required to be made to the (i) Lender Creditors hereunder shall be made to the Administrative Agent for the account of the respective Lender Creditors, (ii) Credit Card Issuers hereunder shall be made to the Credit Card Issuer(s) under the applicable Secured Credit Card Agreement, (iii) Hedging Creditors hereunder shall be made to the paying agent under the applicable Secured Hedging Agreement or, in the case of Secured Hedging Agreements without a paying agent, directly to the applicable Hedging Creditors, (iv) Existing Senior Notes Creditors hereunder shall be made to the Existing Senior Notes Trustee for the account of the respective Existing Senior Notes Creditors, (v) New Senior Notes Creditors hereunder shall be made to the New Senior Notes Trustee for the account of the respective New Senior Notes Creditors and (vi) Refinancing Senior Notes Creditors hereunder shall be made to the Refinancing Senior Notes Trustee for the account of the respective Refinancing Senior Notes Creditors.
          (d) For purposes of applying payments received in accordance with this Section 4.04, the Beneficiary shall be entitled to rely upon (i) the Administrative Agent for a determination of the outstanding Credit Document Obligations, (ii) any Credit Card Issuer for a determination of the outstanding Credit Card Obligations owed to such Credit Card Issuer, (iii) upon any Hedging Creditor for a determination of the outstanding Hedging Obligations owed to such Hedging Creditor, (iv) the Existing Senior Notes Trustee for a determination of the outstanding Existing Senior Notes Obligations, (v) the New Senior Notes Trustee for a determination of the outstanding New Senior Notes Obligations and (vi) the Refinancing Senior Notes Trustee for a determination of the outstanding Refinancing Senior Notes Obligations. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Beneficiary, in acting hereunder, shall be entitled to assume that no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender Creditor.
          (e) It is understood and agreed that the Trustor shall remain liable to the extent of any deficiency between (x) the amount of the Obligations for which it is responsible directly or as a guarantor that are satisfied with proceeds of the Trust Property and (y) the aggregate outstanding amount of such Obligations.
          4.05 Appointment of Receiver. Upon the occurrence and during the continuance of a Noticed Event of Default, the Beneficiary as a matter of strict right and without notice to the Trustor or anyone claiming under the Trustor, and without regard to the adequacy or the then value of the Trust Property or the interest of the Trustor therein or the solvency of any party bound for payment of the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Property, and the Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual rights, powers and duties of receivers in like or similar cases and all the rights, powers and duties of the Beneficiary in case of entry as provided in Section 4.02 hereof, including but not limited to the full power to rent, maintain and otherwise operate the Trust Property upon such terms as are approved by the court and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.
          4.06 Exercise of Rights and Remedies. The entering upon and taking possession of the Trust Property, the collection of any Rents and the exercise of any of the rights contained in this Article IV, shall not, alone, cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Trust Property or the collection, receipt and application of Rents, the Beneficiary shall be entitled to exercise every right provided for herein or in the Secured Debt Agreements, or at law or in equity upon the occurrence of any Event of Default.
          4.07 Remedies Not Exclusive. The Beneficiary shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or other agreement or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, security deed, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the powers herein contained, shall prejudice or in any manner affect the Beneficiary’s right to realize upon or enforce any other security now or hereafter held by the Beneficiary, it being agreed that the Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by the Beneficiary in such order and manner as it may in its absolute and sole discretion and election determine. No remedy herein conferred upon or reserved to the Beneficiary is intended to be exclusive of any other remedy herein or in any of the other Secured Debt Agreements or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy to which the Beneficiary is entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Beneficiary, and the Beneficiary may pursue inconsistent remedies. No delay or omission of the Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed as a waiver of any Event of Default or any acquiescence therein. If the Beneficiary shall have proceeded to invoke any right or remedy hereunder or under any other Secured Debt Agreement, and shall thereafter elect to discontinue or abandon it for any reason, the Beneficiary shall have the unqualified right to do so and, in such an event, the rights and remedies of the Beneficiary shall continue as if such right or remedy had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of the Beneficiary thereafter to exercise any right or remedy under the Secured Debt Agreements for such Event of Default.

          4.08 WAIVER OF REDEMPTION, NOTICE, MARSHALLING, ETC. NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, TO THE EXTENT PERMITTED BY LAW, THE TRUSTOR ACKNOWLEDGING THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS HEREUNDER; (A) WILL NOT (I) AT ANY TIME INSIST UPON, OR PLEAD, OR IN ANY MANNER WHATSOEVER, CLAIM OR TAKE ANY BENEFIT OR ADVANTAGE OF ANY STAY OR EXTENSION OR MORATORIUM LAW, PRESENT OR FUTURE STATUTE OF LIMITATIONS, ANY LAW RELATING TO THE ADMINISTRATION OF ESTATES OF DECEDENTS, APPRAISEMENT, VALUATION, REDEMPTION, STATUTORY RIGHT OF REDEMPTION, OR THE MATURING OR DECLARING DUE OF THE WHOLE OR ANY PART OF THE OBLIGATIONS, NOTICE OF INTENTION OF SUCH MATURING OR DECLARING DUE, OTHER NOTICE (WHETHER OF DEFAULTS, ADVANCES, THE CREATION, EXISTENCE, EXTENSION OR RENEWAL OF ANY OF THE OBLIGATIONS OR OTHERWISE, EXCEPT FOR RIGHTS TO NOTICES EXPRESSLY GRANTED HEREIN OR IN THE SECURED DEBT AGREEMENTS), SUBROGATION, ANY SET-OFF RIGHTS, HOMESTEAD OR ANY OTHER EXEMPTIONS FROM EXECUTION OR SALE OF THE TRUST PROPERTY OR ANY PART THEREOF, WHEREVER ENACTED, NOW OR AT ANY TIME HEREAFTER IN FORCE, WHICH MAY AFFECT THE COVENANTS AND TERMS OF PERFORMANCE OF THIS DEED OF TRUST, OR (II) CLAIM, TAKE OR INSIST UPON ANY BENEFIT OR ADVANTAGE OF ANY LAW NOW OR HEREAFTER IN FORCE PROVIDING FOR THE VALUATION OR APPRAISAL OF THE TRUST PROPERTY OR ANY PART THEREOF, PRIOR TO ANY SALE OR SALES THEREOF WHICH MAY BE MADE PURSUANT TO ANY PROVISION HEREOF, OR PURSUANT TO THE DECREE, JUDGMENT OR ORDER OF ANY COURT OF COMPETENT JURISDICTION; OR (III) AFTER ANY SUCH SALE OR SALES, CLAIM OR EXERCISE ANY RIGHT UNDER ANY STATUTE HERETOFORE OR HEREAFTER ENACTED TO REDEEM THE TRUST PROPERTY SO SOLD OR ANY PART THEREOF; AND (B) COVENANTS NOT TO HINDER, DELAY OR IMPEDE THE EXECUTION OF ANY POWER HEREIN GRANTED OR DELEGATED TO THE TRUSTEE OR BENEFICIARY, BUT TO SUFFER AND PERMIT THE EXECUTION OF EVERY POWER AS THOUGH NO SUCH LAW OR LAWS HAD BEEN MADE OR ENACTED. THE TRUSTOR, FOR ITSELF AND ALL WHO MAY CLAIM UNDER IT, WAIVES, TO THE EXTENT THAT IT LAWFULLY MAY, ALL RIGHT TO HAVE THE TRUST PROPERTY MARSHALLED UPON ANY FORECLOSURE HEREOF.
          4.09 Expenses of Enforcement. In connection with any action to enforce any remedy of the Beneficiary under this Deed of Trust, the Trustor agrees to pay all costs and expenses which may be paid or incurred by or on behalf of the Beneficiary or the Trustee, including, without limitation, reasonable attorneys’ fees, receiver’s fees, appraiser’s fees, outlays for documentary and expert evidence, stenographer’s charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to title and value as the Beneficiary may deem necessary or desirable, and neither the Beneficiary nor any other Person shall be required to accept tender of any portion of the Obligations unless the same be accompanied by a tender of all such expenses, costs and commissions. All of the costs and expenses described in this Section 4.09, and such expenses and fees as may be incurred in the protection of the Trust Property and the maintenance of the Lien of this Deed of Trust, including the reasonable fees of any attorney employed by the Beneficiary or the Trustee in any litigation or proceeding, including appellate proceedings, affecting this Deed of Trust or the Trust Property (including, without limitation, the occupancy thereof or any construction work performed thereon), including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding whether or not an action is actually commenced, shall be immediately due and payable by the Trustor, with interest thereon at the rate of interest set forth in the Secured Debt Agreements and shall be part of the Obligations secured by this Deed of Trust.
          4.10 Indemnity. (a) The Trustor agrees to indemnify, reimburse and hold the Beneficiary, the Trustee, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 4.10 referred to individually, as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 4.10 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Deed of Trust, or the documents executed in connection herewith or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the ownership, lease, financing, possession, operation, condition, sale or other disposition, or use of the Trust Property, the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 4.10(a) for expenses, losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. The Trustor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, the Trustor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Trustor of any such assertion of which such Indemnitee has knowledge.
          (b) Without limiting the application of Section 4.10(a), the Trustor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by Trustor in this Deed of Trust, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Deed of Trust.
          (c) If and to the extent that the obligations of the Trustor under this Section 4.10 are unenforceable for any reason, the Trustor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
          4.11 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Trust Property. The indemnity obligations of the Trustor contained in

Sections 4.09 and 4.10 shall continue in full force and effect notwithstanding the full payment of all of the Notes issued under the Credit Agreement, the termination of all Secured Hedging Agreements, the full payment of all Existing Senior Notes issued under the Existing Senior Notes Indenture, the full payment of all New Senior Notes issued under the New Senior Notes Indenture, the full payment of all Refinancing Senior Notes issued under the Refinancing Senior Notes Indenture and the payment of all of the other Obligations and notwithstanding the discharge thereof.
ARTICLE V
ADDITIONAL COLLATERAL
          5.01 Additional Collateral. (a) The Trustor acknowledges and agrees that its Applicable Obligations are secured by the Trust Property and various other collateral including, without limitation, at the time of execution of this Deed of Trust certain personal property of the Trustor described in the Credit Documents. The Trustor specifically acknowledges and agrees that the Trust Property, in and of itself, if foreclosed or realized upon would not be sufficient to satisfy the outstanding amount of the Obligations. Accordingly, the Trustor acknowledges that it is in the Trustor’s contemplation that the other collateral pledged to secure the Applicable Obligations may be pursued by the Beneficiary in separate proceedings in the various States, counties and other countries where such collateral may be located and additionally that the Trustor liable for payment of the Obligations will remain liable for any deficiency judgments in addition to any amounts the Beneficiary may realize on sales of other property or any other collateral given as security for the Obligations. Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a foreclosure of this Deed of Trust, the Indebtedness evidencing the Obligations shall not be deemed merged into any judgment of foreclosure, but rather shall remain outstanding. It is the further intent and understanding of the parties that the Beneficiary, following a Noticed Event of Default, may pursue all of its collateral with the Obligations remaining outstanding and in full force and effect notwithstanding any judgment of foreclosure or any other judgment which the Beneficiary may obtain.
          (b) The Trustor acknowledges and agrees that the Trust Property and the property which may from time to time be encumbered by the other Secured Debt Agreements may be located in more than one State or country and therefore the Trustor waives and relinquishes any and all rights it may have, whether at law or equity, to require the Beneficiary to proceed to enforce or exercise any rights, powers and remedies it may have under the Secured Debt Agreements in any particular manner, in any particular order, or in any particular State or other jurisdiction. Furthermore, the Trustor acknowledges and agrees that the Beneficiary shall be allowed to enforce payment and performance of the Obligations and to exercise all rights and powers provided under this Deed of Trust, or the other Secured Debt Agreements or under any provision of law, by one or more proceedings, whether contemporaneous, consecutive or both in any one or more States in which the security is located. Neither the acceptance of this Deed of Trust, or any Credit Document nor its enforcement in one State, whether by court action, power of sale, or otherwise, shall prejudice or in any way limit or preclude enforcement of the Credit Documents through one or more additional proceedings, in that State or in any other State or country.
          (c) The Trustor further agrees that any particular remedy or proceeding, including, without limitation, foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more States as to all or any part of the Trust Property or the property encumbered by the Secured Debt Agreements wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Trust Property and the property encumbered by the Secured Debt Agreements.
          (d) The Beneficiary may resort to any other security held by the Beneficiary for the payment of the Obligations in such order and manner as the Beneficiary may elect.
          (e) Notwithstanding anything contained herein to the contrary, the Beneficiary shall be under no duty to the Trustor or others, including, without limitation, the holder of any junior, senior or subordinate mortgage on the Trust Property or any part thereof or on any other security held by the Beneficiary, to exercise or exhaust all or any of the rights, powers and remedies available to the Beneficiary.
ARTICLE VI
MISCELLANEOUS
          6.01 Governing Law. The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Trust Property is located. All other provisions of this Deed of Trust shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to choice of laws provisions.
          6.02 Limitation on Interest. It is the intent of the Trustor and the Beneficiary in the execution of this Deed of Trust and all other instruments evidencing or securing the Obligations to contract in strict compliance with applicable usury laws. In furtherance thereof, the Beneficiary and the Trustor stipulate and agree that none of the terms and provisions contained in this Deed of Trust shall ever be construed to create a contract for the use, forbearance or retention of money requiring payment of interest or loan charges at a rate in excess of the maximum interest rate permitted to be charged by relevant law. If this Deed of Trust or any other instrument evidencing or securing the Obligations violates any applicable usury law, then the interest rate and loan charges payable in respect of the Loans shall be reduced to the highest rate permissible by law.
          6.03 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communications) and mailed, telegraphed, telexed, telecopied, cabled or delivered (including by way of overnight courier):
(i)	if to the Trustor, at;

R. J. Reynolds Tobacco Company 401 North Main Street, Winston-Salem, North Carolina 27102

(ii)	if to the Beneficiary, at:

JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017 Attn.: Raju Nanoo Tel. No.: 212-270-2272 Fax. No.: 212-270-5120
     (iii) if to any Lender (other than the Beneficiary), at such address as such Lender shall have specified in the Credit Agreement;
     (iv) if to any Credit Card Issuer, at such address as such Credit Card Issuer shall have specified in writing to the Trustor and the Beneficiary;
     (v) if to any Hedging Creditor, at such address as such Hedging Creditor shall have specified in writing to the Trustor and the Beneficiary;
     (vi) if to any Existing Senior Notes Creditor, at such address of the Existing Senior Notes Trustee as the Existing Senior Notes Trustee shall have specified in writing to the Trustor and the Beneficiary;
     (vii) if to any New Senior Notes Creditor, at such address of the New Senior Notes Trustee as the New Senior Notes Trustee shall have specified in writing to the Trustor and the Beneficiary;
     (viii) if to any Refinancing Senior Notes Creditor, at such address of the Refinancing Senior Notes Trustee as the Refinancing Senior Notes Trustee shall have specified in writing to the Trustor and the Beneficiary;
or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. Except as otherwise expressly provided herein, all such notices and communications shall be deemed to have been duly given or made (i) in the case of any Secured Creditor, when received and (ii) in the case of the Trustor, when delivered to the Trustor in any manner required or permitted hereunder.
          6.04 Captions. The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

          6.05 Amendment. None of the terms and conditions of this Deed of Trust may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Trustor and the Beneficiary (with the consent of (x) if prior to the CA Termination Date, the Required Lenders or, to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders and (y) if on and after the CA Termination Date, the holders of at least a majority of the outstanding principal amount of the Obligations remaining outstanding), provided that (i) no such change, waiver, modification or variance shall be made to Section 4.04 hereof or this Section 6.05 without the consent of each Secured Creditor adversely affected thereby and (ii) that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (1) the Lender Creditors as holders of the Credit Document Obligations, (2) the Credit Card Issuers as holders of the Credit Card Obligations, (3) the Hedging Creditors as holders of the Hedging Obligations, (4) the Existing Senior Notes Creditors as holders of the Existing Senior Notes Obligations, (5) the New Senior Notes Creditors as holders of the New Senior Notes Obligations and (6) the Refinancing Senior Notes Creditors as holders of the Refinancing Senior Notes Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (1) with respect to each of the Credit Document Obligations, the Required Lenders, (2) with respect to the Credit Card Obligations, the holders of at least a majority of all Credit Card Obligations outstanding from time to time, (3) with respect to the Hedging Obligations, the holders of at least a majority of all Secured Hedging Obligations outstanding from time to time, (4) with respect to the Existing Senior Notes Obligations, the holders of at least a majority of the outstanding principal amount of the Existing Senior Notes, (5) with respect to the New Senior Notes Obligations, the holders of at least a majority of the outstanding principal amount of the New Senior Notes and (6) with respect to the Refinancing Senior Notes Obligations, the holders of at least a majority of the outstanding principal amount of the Refinancing Senior Notes.
          6.06 Obligations Absolute. The Obligations of the Trustor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Trustor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Deed of Trust, any other Credit Document or any other Secured Debt Agreement, except as specifically set forth in a waiver granted pursuant to Section 6.05 hereof; or (c) any amendment to or modification of any Credit Document or any other Secured Debt Agreement, except as specifically set forth in a waiver granted pursuant to Section 6.05 hereof, or any security for any of the Obligations; whether or not the Trustor shall have notice or knowledge of any of the foregoing.
          6.07 Further Assurances. The Trustor shall, upon the request of the Beneficiary and at the expense of the Trustor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or any UCC financing statements filed in connection herewith; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and to subject to the liens and security interests hereof any property intended by the terms hereof to be covered hereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Trust Property; and (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by the Beneficiary to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons.
          6.08 Partial Invalidity. If any of the provisions of this Deed of Trust or the application thereof to any person, party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.
          6.09 Partial Releases. No release from the Lien of this Deed of Trust of any part of the Trust Property by the Beneficiary shall in any way alter, vary or diminish the force or effect of this Deed of Trust on the balance of the Trust Property or the priority of the Lien of this Deed of Trust on the balance of the Trust Property.
          6.10 Priority. This Deed of Trust is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.
          6.11 Covenants Running with the Land. All Obligations are intended by the Trustor and the Beneficiary to be, and shall be construed as, covenants running with the Trust Property. As used herein, the “Trustor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Trust Property. All persons who may have or acquire an interest in the Trust Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Secured Debt Agreements; provided, however, that no such party shall be entitled to any rights thereunder without prior written consent of the Beneficiary.
          6.12 Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of the Beneficiary and the Trustor and their respective successors and assigns. Except as otherwise permitted by Credit Agreement, the Trustor shall not, without the prior written consent of the Beneficiary, assign any rights, duties, or obligations hereunder.
          6.13 Purpose of Loans. The Trustor hereby represents and agrees that the Loans, Existing Senior Notes, New Senior Notes and Refinancing Senior Notes have or are being obtained or issued for business or commercial purposes, and the proceeds thereof will not be used for personal, family, residential, household or agricultural purposes.
          6.14 No Joint Venture or Partnership. The relationship created hereunder and under the other Credit Documents, the Secured Hedging Agreements, the Secured Credit Card Agreements, the Existing Senior Notes Documents, the New Senior Notes Documents and the

Refinancing Senior Notes Documents is that of creditor/debtor. The Beneficiary does not owe any fiduciary or special obligation to the Trustor and/or any of the Trustor’s, officers, partners, agents, or representatives. Nothing herein or in any other Credit Document, any Secured Hedging Agreement, any Secured Credit Card Document, any Existing Senior Notes Document, any New Senior Notes Document or any Refinancing Senior Notes Document is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between the Trustor and the Beneficiary.
          6.15 The Beneficiary as Collateral Agent for Secured Creditors. It is expressly understood and agreed that the rights and obligations of the Beneficiary as holder of this Deed of Trust and as Collateral Agent for the Secured Creditors and otherwise under this Deed of Trust are only those expressly set forth in this Deed of Trust and in the Credit Agreement. The Beneficiary shall act hereunder pursuant to the terms and conditions set forth herein in Section 11 of the Credit Agreement and in Annex M to the Security Agreement, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety (for such purpose, treating each reference to the “Security Agreement” as a reference to this Deed of Trust, each reference to the “Collateral Agent” as a reference to the Beneficiary and each reference to an “Assignor” as a reference to a “Trustor”).
          6.16 Full Recourse. This Deed of Trust is made with full recourse to the Trustor and pursuant to and upon all the warranties, representations, covenants, agreements on the part of the Trustor contained herein, in the other Credit Documents and the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.
          6.17 Reduction of Secured Amount. In the event the amount secured by this Deed of Trust is less than the aggregate Obligations, then the amount secured hereby shall be reduced only by the last and final sums that the Trustor or the Borrower repays with respect to the Obligations and shall not be reduced by any intervening repayments of the Obligations. So long as the balance of the Obligations exceeds the amount secured hereby, any payments of the Obligations shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Deed of Trust. Such payments shall instead be deemed to reduce only such portions of the Obligations as are secured by other collateral located outside of the state in which the Trust Property is located or are unsecured.
          6.18 Acknowledgment of Receipt. The Trustor hereby acknowledges receipt of a true copy of this Deed of Trust.
          6.19 Release Payment. (a) After the Termination Date (as defined below), this Deed of Trust shall terminate (provided that all indemnities set forth herein shall survive any such termination) and the Beneficiary, at the request and expense of the Trustor, will execute and deliver to the Trustor a proper instrument or instruments (without recourse and without representation or warranty) acknowledging the satisfaction and termination of this Deed of Trust. As used in this Deed of Trust, (i) “CA Termination Date” shall mean the date upon which the Total Commitment has been terminated, no Letter of Credit or Note under the Credit Agreement is outstanding and all other Credit Document Obligations have been paid in full in cash (other than arising from indemnities for which no request for payment has been made) and (ii) “Termination Date” shall mean the date upon which (x) the CA Termination Date shall have occurred and (y) if (but only if) a Notified Non-Credit Agreement Event of Default (as defined below) shall have occurred and be continuing on the CA Termination Date (and after giving effect thereto), either (I) such Notified Non-Credit Agreement Event of Default shall have been cured or waived by the requisite holders of the relevant Obligations subject to such Notified Non-Credit Agreement Event of Default or (II) all Secured Credit Card Agreements and all Secured Hedging Agreements (if any) giving rise to a Notified Non-Credit Agreement Event of Default shall have been terminated and all Obligations subject to such Notified Non-Credit Agreement Event of Default shall have been paid in full (other than arising from indemnities for which no request for payment has been made). As used herein “Notified Non-Credit Agreement Event of Default” means (i) the acceleration of the maturity of any Existing Senior Notes, New Senior Notes or Refinancing Senior Notes or the failure to pay at maturity any Existing Senior Notes, New Senior Notes or Refinancing Senior Notes, or the occurrence of any bankruptcy or insolvency Event of Default under the Existing Senior Notes Indenture, the New Senior Notes Indenture or the Refinancing Senior Notes Indenture, (ii) any Event of Default under a Secured Credit Card Agreement or (iii) any Event of Default under a Secured Hedging Agreement, in the case of any event described in clause (i), (ii) or (iii) to the extent the Existing Senior Notes Trustee, New Senior Notes Trustee, the Refinancing Senior Notes Trustee, the relevant Hedging Creditor or the relevant Credit Card Issuer, as the case may be, has given written notice to the Beneficiary that a “Notified Non-Credit Agreement Event of Default” exists; provided that such written notice may only be given if such Event of Default is continuing and, provided further, that any such Notified Non-Credit Agreement Event of Default shall cease to exist (I) once there is no longer any Event of Default under the Existing Senior Notes Indenture, the New Senior Notes Indenture, the Refinancing Senior Notes Indenture, the respective Secured Credit Card Agreement or the respective Secured Hedging Agreement, as the case may be, in existence, (II) in the case of an Event of Default under the Existing Senior Notes Indenture, the New Senior Notes Indenture, or the Refinancing Senior Notes Indenture, after all Existing Senior Notes Obligations, New Senior Notes Obligations or Refinancing Senior Notes Obligations, as the case may be, have been repaid in full, (III) in the case of an Event of Default under a Secured Credit Card Agreement or a Secured Hedging Agreement, such Secured Hedging Agreement, as the case may be, has been terminated and all Credit Card Obligations or Hedging Obligations, as the case may be, thereunder have been repaid in full, (IV) in the case of an Event of Default under the Existing Senior Notes Indenture, New Senior Notes Indenture or the Refinancing Senior Notes Indenture, if the Existing Senior Notes Creditors, New Senior Notes Creditors or the Refinancing Senior Notes Creditors, as the case may be, holding at least a majority of the aggregate principal amount of the outstanding Existing Senior Notes, New Senior Notes or the Refinancing Senior Notes, as the case may be, at such time have rescinded such written notice and (V) in the case of an Event of Default under a Secured Credit Card Agreement or a Secured Hedging Agreement, the requisite Credit Card Issuers with Credit Card Obligations or Hedging Creditors with Hedging Obligations thereunder at such time have rescinded such written notice.
          (b) So long as no Notified Non-Credit Agreement Event of Default has occurred and is continuing, in the event that (x) prior to the CA Termination Date, (i) any part of the Trust Property is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 8.02 of the Credit Agreement (it being agreed for such purposes that a release will be deemed “permitted by Section 8.02 of the Credit Agreement” if the proposed transaction constitutes an exception to Section 8.02(f) of the Credit Agreement) or (ii) all or any part of the Trust Property is released at the direction of the Required Lenders (or all the Lenders if required by Section 12.12 of the Credit Agreement), and the proceeds of such sale or disposition or from such release (if any) are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied or (y) on and after the CA Termination Date, any part of the Trust Property is sold or otherwise disposed of without violating the Existing Senior Notes Documents, the New Senior Notes Documents, the Refinancing Senior Notes Documents, the Secured Credit Card Agreements and the Secured Hedging Agreements, the Beneficiary, at the request and expense of the Trustor, will release such Trust Property from this Deed of Trust in the manner provided in clause (a) above (it being understood and agreed that upon the release of all or any portion of the Trust Property by the Beneficiary at the direction of the Lenders as provided above, the Lien on the Trust Property in favor of the Credit Card Issuers, the Hedging Creditors, the Existing Senior Notes Creditors, the New Senior Notes Creditors and the Refinancing Senior Notes Creditors shall automatically be released).
          (c) In addition to the foregoing, all Trust Property shall be automatically released (subject to reinstatement upon the occurrence of a new Trigger Event) in accordance with Section 7.10(i) of the Credit Agreement.
          (d) At any time that the Trustor desires that the Beneficiary take any action to give effect to any release of Trust Property pursuant to the foregoing Section 6.19(a), (b) or (c), it shall deliver to the Beneficiary a certificate signed by an authorized officer describing the Trust Property to be released and certifying its entitlement to a release pursuant to the applicable provisions of Sections 6.19(a), (b) or (c) and in such case the Beneficiary, at the request and expense of the Trustor, will execute such documents (without recourse and without any representation or warranty) as required to duly release such Trust Property. The Beneficiary shall have no liability whatsoever to any Secured Creditor as the result of any release of Trust Property by it as permitted by (or which the Beneficiary in good faith believes to be permitted by) this Section 6.19. Upon any release of Trust Property pursuant to Section 6.19(a), (b) or (c), so long as no Noticed Event of Default is then in existence, none of the Secured Creditors shall have any continuing right or interest in such Trust Property, or the proceeds thereof (subject to reinstatement rights upon the occurrence of a new Trigger Event in the case of a release pursuant to Section 6.19(c)(i)).
          6.20 Time of the Essence. Time is of the essence of this Deed of Trust.
          6.21 The Beneficiary’s Powers. Without affecting the liability of any other Person liable for the payment and performance of the Obligations and without affecting the Lien of this Deed of Trust in any way, the Beneficiary (acting at the direction of the requisite holders of the relevant Obligations affected thereby) may, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate Lien, right, title or interest in or to the Trust Property, (a) release any Persons liable for the Obligations, (b) extend the maturity of, increase or otherwise alter any of the terms of the Obligations, (c) modify the interest rate payable on the principal balance of the Obligations, (d) release or reconvey, or cause to be released or reconveyed, all or any portion of the Trust Property, or (e) take or release any other or additional security for the Obligations.
          6.22 Rules of Usage. The following rules of usage shall apply to this Deed of Trust unless otherwise required by the context:

     (a) Singular words shall connote the plural as well as the singular, and vice versa, as may be appropriate.
     (b) The words “herein”, “hereof” and “hereunder” and words of similar import appearing in each such document shall be construed to refer to such document as a whole and not to any particular section, paragraph or other subpart thereof unless expressly so stated.
     (c) References to any Person shall include such Person and its successors and permitted assigns.
     (d) Each of the parties hereto and their counsel have reviewed and revised, or requested revisions to, such documents, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of such documents and any amendments or exhibits thereto.
     (e) Unless an express provision requires otherwise, each reference to “the Trust Property” shall be deemed a reference to “the Trust Property or any part thereof”, and each reference to “Secured Property” shall be deemed a reference to “the Secured Property or any part thereof”.
          6.23 No Off-Set. All sums payable by the Trustor shall be paid without counterclaim, other compulsory counterclaims, set-off, or deduction and without abatement, suspension, deferment, diminution or reduction, and the Obligations shall in no way be released, discharged or otherwise affected (except as expressly provided herein or in the Credit Agreement) by reason of: (i) any damage or any condemnation of the Trust Property or any part thereof; (ii) any title defect or encumbrance or any eviction from the Trust Property or any part thereof by title paramount or otherwise; or (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Beneficiary or the Trustor, or any action taken with respect to this Deed of Trust by any agent or receiver of the Beneficiary. The Trustor waives, to the extent permitted by law, all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Obligations.
          6.24 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS DEED OF TRUST OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE TRUSTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE TRUSTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS PRENTICE-HALL CORPORATION SYSTEM, INC., WITH OFFICES ON THE DATE HEREOF AT 80 STATE STREET, ALBANY, NEW YORK 12207-2543 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE

FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE TRUSTOR SHALL DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THIS DEED OF TRUST. THE TRUSTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE TRUSTOR AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 6.03 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE TRUSTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.
          (b) THE TRUSTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS DEED OF TRUST OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          (c) EACH OF THE PARTIES TO THIS DEED OF TRUST HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DEED OF TRUST, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          6.25 Future Advances. This Deed of Trust is given to secure the Trustor’s Applicable Obligations under, or in respect of, the Secured Debt Agreements to which the Trustor is “party” and shall secure not only Applicable Obligations with respect to presently existing indebtedness under the foregoing documents and agreements but also any and all other indebtedness now owing or which may hereafter be owing by the Trustor or the Borrower, as the case may be, to the Secured Creditors, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-

advances, whether such advances are obligatory or to be made at the option of the Secured Creditors, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust. The lien of this Deed of Trust shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the recorder’s office of the county in which the Property is located. This Deed of Trust is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby, and Permitted Encumbrances. Although this Deed of Trust is given wholly or partly to secure all future obligations which may be incurred hereunder and under the other Secured Debt Agreements, whether obligatory or optional, the Trustor and the Beneficiary hereby acknowledge and agree that the Beneficiary and the other Secured Creditors are obligated by the terms of the Secured Debt Agreements to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Secured Debt Agreements.
          6.26 Maturity Date. The Obligations have a final maturity on May 31, 2012.
ARTICLE VII
CONCERNING THE TRUSTEE
          7.01 Covenants of the Trustee. The Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, and hereby waives any statutory fee and agrees not to require any compensation for any services rendered by it in accordance with the terms hereof. The Trustee may consult with counsel upon any matters arising hereunder and shall be fully protected in relying as to the legal matters or on the advice of counsel. The Trustee shall not incur any personal liability hereunder except for his gross negligence or willful misconduct, and the Trustee may rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.
          7.02 Resignation; Removal of the Trustee. The Trustee may resign at any time without notice. In the event of the resignation or death or dissolution of the Trustee, or the Trustee’s failure, refusal or inability, for any reason, to make any sale or to perform any of the trusts herein declared, or, at the option of the Beneficiary, without cause, the Beneficiary may appoint a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers, and trusts herein granted to any vested in the Trustee. The instrument of appointment may, but shall not be required to, be recorded in the recorder’s office(s) in which this Deed of Trust is recorded. If the Beneficiary is a corporation, such appointment may be made on behalf of such Beneficiary by any person who is then the president, or a vice-president, assistant vice-president, treasurer, cashier, secretary, or any other authorized officer or agent of the Beneficiary. In the event of the resignation or death of any substitute trustee, or such substitute trustee’s failure, refusal or inability to make any such sale or perform such trusts, or, at the option of the Beneficiary, without cause, successive substitute trustees may thereafter, from time to time, be appointed in the same manner.

ARTICLE VIII
DEFINITIONS
          “Existing Senior Notes” shall mean, collectively, (i) RJRTH’s 6.50% Notes due June 1, 2007 in an initial aggregate principal amount equal to $300,000,000, (ii) RJRTH’s 7.875% Notes due May 15, 2009 in an initial aggregate principal amount equal to $200,000,000, (iii) RJRTH’s 6.50% Notes due July 15, 2010 in an initial aggregate principal amount equal to $300,000,000, (iv) RJRTH’s 7.25% Notes due June 1, 2012 in an initial aggregate principal amount equal to $450,000,000, and (v) RJRTH’s 7.30% Notes due July 15, 2015 in an initial aggregate principal amount equal to $200,000,000, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
          “Existing Senior Notes Creditors” shall mean the Existing Senior Notes Trustee and the holders of the Existing Senior Notes.
          “Existing Senior Notes Documents” shall mean the Existing Senior Notes and the Existing Senior Notes Indenture.
          “Existing Senior Notes Indenture” shall mean, collectively, (i) the indenture, dated as of May 20, 2002, as amended among RJRTH, the guarantors of the notes issued pursuant thereto, and The Bank of New York, as trustee and (ii) the indenture, dated as of May 15, 1999, as amended among RJRTH, the guarantors of the notes issued pursuant thereto, and The Bank of New York, as trustee, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
          “Existing Senior Notes Trustee” shall mean, collectively, the trustee and/or trustees under the under the Existing Senior Notes Indenture.
          “Initial New Senior Notes” shall mean, collectively, (i) the Borrower’s 7.25% Senior Secured Notes due 2013 in an initial aggregate principal amount equal to $625,000,000, (ii) the Borrower’s 7.625% Senior Secured Notes due 2016 in an initial aggregate principal amount equal to $775,000,000 and (iii) the Borrower’s 7.75% Senior Secured Notes due 2018 in an initial aggregate principal amount equal to $250,000,000, in each case issued pursuant to the New Senior Notes Indenture, as in effect on the Fourth Restatement Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
          “New Senior Notes” shall mean (i) the Initial New Senior Notes, (ii) the Exchange Senior Notes and (iii) the Additional Senior Notes, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
          “New Senior Notes Creditors” shall mean the New Senior Notes Trustee and the holders of the New Senior Notes.
          “New Senior Notes Documents” shall mean the New Senior Notes and the New Senior Notes Indenture.

          “New Senior Notes Indenture” shall mean the Indenture, dated as of May 31, 2006, among the Borrower, the Subsidiary Guarantors and The Bank of New York, as trustee, as in effect on the Fourth Restatement Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.
          “New Senior Notes Trustee” shall mean the trustee under the New Senior Notes Indenture.
          “Refinancing Senior Notes Creditors” shall mean the Refinancing Senior Notes Trustee and the holders of the Refinancing Senior Notes.
          “Refinancing Senior Notes Documents” shall mean, collectively, the Refinancing Senior Notes and the Refinancing Senior Notes Indenture.
          “Refinancing Senior Notes Indenture” shall mean one or more indentures entered into from time to time providing for the issuance of Refinancing Senior Notes by the Borrower, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the term thereof and the Credit Agreement.
          “Refinancing Senior Notes Trustee” shall mean, collectively, the trustee and/or trustees under the Refinancing Senior Notes Indenture.
          “Secured Creditors” shall mean, collectively, the Lender Secured Creditors, the Existing Senior Notes Creditors, the New Senior Notes Creditors and the Refinancing Senior Notes Creditors.

          IN WITNESS WHEREOF, the Trustor has caused this Deed of Trust to be duly executed and delivered under seal as of the day and year first above written.

Trustor:

CONWOOD COMPANY, L.P., a
Delaware limited partnership

[SEAL]	By:

Name:

Title:

State of
County of
          Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared                                         , with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who, upon his (her) oath, acknowledged (her)himself to be the partner of                     , the within named bargainor, a partnership, and that (s)he, as such partner, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the partnership by (him)herself as such partner as his(her) free act and deed.
Witness my hand seal at office this ___day of                     , 20___.

Notary Public
My Commission Expires:

EXHIBIT A